Exhibit 99.1

C4 Therapeutics Appoints Paige Mahaney, Ph.D., as Chief Scientific Officer and Announces Retirement of Stewart Fisher, Ph.D.
Mahaney Brings More Than 25 Years of Pharmaceutical and Biotech Experience Overseeing Drug Discovery and Expansion of Leading Discovery and Clinical Portfolios
Fisher Will Serve as Senior Scientific Advisor Until December 31, 2024
WATERTOWN, Mass., October 15, 2024 (GLOBE NEWSWIRE) -- C4 Therapeutics, Inc. (C4T) (Nasdaq: CCCC), a clinical-stage biopharmaceutical company dedicated to advancing targeted protein degradation science, today announced the appointment of Paige Mahaney, Ph.D. as the company’s chief scientific officer (CSO), effective October 28, 2024, following the decision of Stewart (Stew) Fisher, Ph.D. to retire and pursue personal interests. Dr. Fisher will serve as senior scientific advisor through the end of 2024 and as a consultant to C4T through the end of 2025.
“We are excited to welcome Paige and look forward to utilizing her deep experience in expanding clinical portfolios at some of the world’s most prominent pharmaceutical organizations. Her expertise in leading innovation and pushing the boundaries of what’s possible with existing modalities, including degraders, will be instrumental as we look to further investigate the promise of targeted protein degradation,” said Andrew Hirsch, president and chief executive officer of C4 Therapeutics. “I would like to express profound gratitude to Stew for his contributions to both C4 Therapeutics and the entire targeted protein degradation field where he catalyzed research that is helping advance new therapies toward patients. Stew’s leadership over the past eight years has helped C4T build an exceptional platform that positions us to continue our evolution toward becoming a fully integrated biopharmaceutical company.”
“As I closely followed the targeted protein degradation field and its exciting advances in recent years, I was drawn to C4T because of the demonstrated ability of the TORPEDO® platform to consistently deliver highly catalytic, orally bioavailable degrader candidates across a wide range of target classes that have the potential to transform how medicine is practiced,” said Dr. Mahaney. “I am thrilled to join C4 Therapeutics at this exciting time as we focus on opportunities to leverage our innovative science and further extend our leadership in targeted protein degradation science.”
Dr. Mahaney’s experience in pharmaceutical executive leadership spans more than 25 years, with multidisciplinary expertise in discovery research and development along with successfully building clinical portfolios across a wide range of disease indications and treatment modalities. Most recently, she served as senior vice president and corporate head of drug discovery at Exelixis, Inc., where she was responsible for the strategy and execution of the company’s drug discovery portfolio as well as advancing the early clinical pipeline. In just over three years at Exelixis, she built the discovery team and a state-of-the-art discovery platform while advancing multiple candidates toward investigational new drug applications and clinical trials, including a USP-1 inhibitor, XL309, and XL495, a PKMYT1 inhibitor. Prior to Exelixis, she spent over 10 years at Boehringer Ingelheim Pharmaceuticals, Inc. focused on pipeline expansion and discovery in positions including senior vice president, global head of biotherapeutics discovery and discovery research site head; senior vice president, head of small molecule discovery and discovery research site head; and vice president, head of small molecule discovery. While at Boehringer Ingelheim, Dr. Mahaney’s teams were responsible for delivering drug candidates to the company’s global clinical portfolio, including several investigational assets in oncology, immunology, cardiometabolic, inflammation and respiratory and orphan diseases, many of which have received FDA regulatory pathways including accelerated approval or breakthrough therapy designation. These include important contributions to the advancement of Spevigo®, a first-in-class IL36R blocking antibody for generalized pustular psoriasis; BI 764532, a first-in-class bi-specific T-Cell engager for neuroendocrine carcinomas and small cell lung carcinoma; and avenciguat, a small molecule activator of soluble guanyl cyclase for systemic sclerosis. Earlier in her career, she held scientist roles in medicinal chemistry at Hoffman-La Roche, Inc. and Wyeth Pharmaceuticals. She received her B.S. in chemistry from Guilford College and her Ph.D. in organic chemistry from the Massachusetts Institute of Technology (MIT).
Throughout his distinguished career, Dr. Fisher has dedicated himself, in academic and industry capacities, to identifying and discovering compounds to help advance treatments for patients. He joined C4T in 2016 and has served as the company’s CSO since 2018. While at C4T, he supported the development and evolution of the company’s TORPEDO® platform and led the development of a library of over 10,000 Cereblon ligands constructed from over 200 unique scaffolds. Dr. Fisher has spearheaded the identification, characterization and optimization of novel, selective, orally bioavailable BiDAC™ and MonoDAC™ degraders that have resulted in a total of six development candidates across a wide range of target classes delivered to C4T’s clinical pipeline or a collaboration partner. Under his leadership, C4T has advanced three novel degraders into the clinic and partnered with global pharmaceutical companies to further extend the reach of targeted protein degradation.
“It has been my honor to work alongside talented professionals at C4 Therapeutics to quickly advance the field of targeted protein degradation and bring several degraders into the clinic,” said Stew Fisher, Ph.D. “As I look forward to this exciting chapter of my personal life, I am also excited about the future of C4 Therapeutics with Paige’s leadership and innovation in place to help ensure our science will continue to push the boundaries of scientific discovery to positively impact patients.”
About C4 Therapeutics C4 Therapeutics (C4T) (Nasdaq: CCCC) is a clinical-stage biopharmaceutical company dedicated to delivering on the promise of targeted protein degradation science to create a new generation of medicines that transforms patients’ lives. C4T is progressing targeted oncology programs through clinical studies and leveraging its TORPEDO® platform to efficiently design and optimize small-molecule medicines to address difficult-to-treat diseases. C4T’s degrader medicines are designed to harness the body’s natural protein recycling system to rapidly degrade disease-causing proteins, offering the potential to overcome drug resistance, drug undruggable targets and improve patient outcomes. For more information, please visit www.c4therapeutics.com.
Forward-Looking Statements
This press release contains “forward-looking statements” of C4 Therapeutics, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but may not be limited to, express or implied statements regarding our ability to develop potential therapies for patients; the design and potential efficacy of our therapeutic approaches; the predictive capability of our TORPEDO® platform in the development of novel, selective, orally bioavailable BiDAC™ and MonoDAC™ degraders; and our ability to fund our future operations. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: uncertainties related to the initiation, timing, advancement and conduct of preclinical and clinical studies and other development requirements for our product candidates; the risk that any one or more of our product candidates will cost more to develop or may not be successfully developed and commercialized; and the risk that the results of preclinical studies and/or clinical trials will or will not be predictive of results in connection with future studies or trials. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in C4 Therapeutics’ most recent Annual Report on Form 10-K and/or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release and C4 Therapeutics undertakes no duty to update this information unless required by law.
Contacts:
Investors:
Courtney Solberg
Senior Manager, Investor Relations
CSolberg@c4therapeutics.com
Media:
Loraine Spreen
Senior Director, Corporate Communications & Patient Advocacy
LSpreen@c4therapeutics.com